Exhibit 21.1

SUBSIDIARIES OF EXCELON CORPORATION (FORMERLY OBJECT DESIGN, INC.)

The following listing includes our legal subsidiaries existing at December 31, 1999:

Name                                              Jurisdiction of Incorporation
----                                              ------------------------------
Object Design Security Corporation                Massachusetts
Object Design Japan Co., Ltd.                     Japan
Object Design (U.K.) Limited                      United Kingdom
Object Design S.A.R.L.                            France
Object Design GmbH                                Germany
Object Design Pty., Ltd                           Australia
Object Design Italia S.R.L.                       Italy
Object Design, N.V.                               Belgium
Object Design, B.V.                               Netherlands